UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 18, 2010
Date of Report (Date of earliest event reported)
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
25 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (516) 484-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
     On June 18, 2010, Pall Corporation gave notice to holders that it will exercise its right to redeem the $280 million aggregate principal amount of its outstanding 6% Senior Notes due 2012 (the “Notes”).
     The redemption date is set for July 19, 2010. The redemption price will be the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (exclusive of the interest accrued to the date of redemption), computed by discounting such payments to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 37.5 basis points plus the adjusted Treasury rate (as defined), on the third business day prior to the redemption date. In either case, the redemption price will also include interest accrued and unpaid to the redemption date on the principal amount of the Notes.
     The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation
June 18, 2010	By:	/s/ FRANCIS MOSCHELLA
Francis Moschella
Vice President – Corporate Controller Chief Accounting Officer